THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                            ASSET PURCHASE AGREEMENT

AGREEMENT made this 12th day of April, 1998 by and between CIGMA VENTURES CORP., a Florida corporation, (the "ISSUER") and DELTA CAPITAL; OIL-IMPEX LIMITED; GASINVEST LTD.; LLOYDINVEST and LANDA LTD. ("SELLER")

In consideration of the mutual promises, convenants, and representations contained herein and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.   ASSETS PURCHASED; LIABILITIES ASSUMED; PURCHASE PRICE.

     SELLERS agrees to sell to ISSUER and ISSUER agrees to purchase from SELLERS, on the terms and conditions set forth in this Agreement, all of SELLERS' Russian mineral properties, all of which are set forth in Schedule 1 annexed hereto (the "Assets"). The purchase price for the Assets shall be 6,000,000 shares of ISSUER'S restricted common stock, par value $.001 (the "Shares"). The division of the shares is set forth in Schedule 2.

2.   REPRESENTATIONS AND WARRANTIES.

     ISSUER represents and warrants to SELLERS the following:

     i    Organization.

          ISSUER is a corporation duly organised, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

     ii   Capital.

          The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock, $.001 par value, of which 1,000,000 are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida.

     iii  Financial Statements.

          Annexed hereto as Exhibit B to this Agreement are the audited Financial Statements of the ISSUER as of March 31, 1998, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

     iv   Absence of Changes.

          Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     v    Liabilities.

          ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUER'S financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party; and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

     vi   Ability to Carry Out Obligations.

          ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any part, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities or ISSUER to be acquired by SHAREHOLDERS.

     vii  Full Disclosure.

          None of the representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     viii Contract and leases.

          ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

     ix   Compliance with Laws.

          To the best of its knowledge, ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation

     x    Litigation.

          ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     xi   Conduct of Business.

          Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third part, or (6) enter into any other transaction.

     xii  Corporate Documents.

          Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made part of this Agreement:

     xiii Articles of Incorporation

     xiv  Bylaws;

          (1)  Minutes of Shareholders Meetings;

          (2)  Minutes of directors Meetings;

          (3)  List of Officers and Directors;

          (4) Audited Financial Statements of the Company dated March 13, 1998, Statements described in Section 2(iii);

          (5) Stock register and stock records of ISSUER and a current, accurate list of ISSUER's shareholders.

     xv   Documents.

          All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Florida.

     xvi  Title.

          The Shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interest, pledges, charges, claims encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. The ISSUER is not a party to any agreement, which offers or grants to any person the right to purchase or acquire any of the securities to be issued to pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree, which would, as a result of the issuance of the Shares, impair, restrict or delay any voting rights with respect to the Shares.

3.   SELLERS represent and warrant to ISSUER the following:

     i    Assets.

          SELLERS own and are the sole owners of the Assets, free and clear of all liens, encumbrances and has the necessary powers to sell the Assets to ISSUER.

     ii   Counsel.

          SELLERS represent and warrant that prior to Closing, they have been represented by independent counsel.

     iii  Declaration of SELLERS

          The declaration of the SELLERS is set forth in Schedule 3

4.   INVESTMENT INTENT.

     SELLERS are acquiring the Shares for their own accounts for the purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the Shares.

5.   CLOSING.

     The closing of this transaction shall take place at the law offices of Eric
     P. Litman, 1428 Brickell Avenue, 8th Floor, Miami, Florida 33156. Unless the closing of this transaction takes place on or before April 20, 1998, then either part may terminate this Agreement.

6.   DOCUMENTS TO BE DELIVERED AT CLOSING.

     i    By the ISSUER

          (1)  Board  of  Directors  Minutes   authorising  the  issuance  of  a
               certificate or certificates for the 6,000,000 Shares to be issued pursuant to this Agreement.

          (2)  The resignation of the current officers and directors of ISSUER

          (3) A Board of Directors resolution appointing such person as MEC designate as a director(s) of ISSUER.

          (4) Audited financial statements of ISSUER for the period ended March 13, 1998.

          (5) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and director meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

7.   MISCELLANEOUS.

     i    Captions and Headings.

          The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning or any provision of this Agreement.

     ii   No oral Change

          This Agreement and any provision hereof, may not be waived, changed modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     iii This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agreed that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Miami-Dade County, Florida. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney fees to be fixed by the arbitrator, trial court, and/or appellate court.

     iv   Non Waiver.

          Except as otherwise expressly provided herein, no waiver of any convenant, condition, or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, convenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provision, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     v    Time of Essence

          Time is of the essence of this Agreement and each and every provision hereof.

     vi   Entire Agreement.

          This Agreement contains the entire Agreement and understanding between
          the  parties   hereto,   and  supersedes  all  prior   agreements  and
          understandings.

     vii  Counterparts.

          This  Agreement  may  be  executed   simultaneously  in  one  or  more
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on April 12, 1998.


CIGMA VENTURE CORP.

By:  /s/ ERIC P. LITTMAN                    By:    /s/ DELTA CAPITAL
     -----------------------------------           -----------------------------
     ERIC P. LITTMAN, PRESIDENT                    DELTA CAPITAL


                                            By:    /s/ OIL-IMPEX LIMITED
                                                   -----------------------------
                                                   OIL-IMPEX LIMITED


                                            By:    /s/ GASINVEST LTD.
                                                   -----------------------------
                                                   GASINVEST LTD.


                                            By:    /s/ LLOYDINVEST
                                                   -----------------------------
                                                   LLOYDINVEST


                                            By:    /s/ LANDA LTD.
                                                   -----------------------------
                                                   LANDA LTD.

                                   SCHEDULE 1


     (1)  Chudnoe Ore Occurrence (65 deg. 14.3' N.Lat; 60 deg. 14.2' E. Lon.)

          This showing, exposed on surface, was found in 1994. Previous work includes mapping, trenching, geochemical and geophysical surveys. Trenching results indicate ore zones of 1-3 meters in width ranging in grade from 10-84 g/t gold. Only one hole to 50-meter depth has been drilled to date.

          Mineralization appears related to a major tectonic shear zone within the rhyolite represented by zones of schistosity and brecciation. The 4-15 meter thick ore-bearing zones strike northeast and dip at 60-70(0) northwest over a strike length of 140 to 360 meters. The ore zones consist of fuchsite stringers and bands along the planes of schistosity in the rhyolite and as the matrix of the breccias. The rhyolite is bleached along the contacts of the stringers. Fine quartz-albite stringers and albite replacing potassium feldspar phenocrysts is observed in the altered zones. Both fuchsite and sericite are observed in the groundmass.

          The mineralization consists of native gold, palladium minerals, leucoxene, barite, zircon, native silver and mertyite group minerals (palladium bearing. The native gold contains gold, mercury, copper and palladium. Mineralization is considered to be hydrothermal in nature and bears some resemblance to the AU+Pd+U deposit occurring in Proterozoic acid volcanics at Coronation Hill in Northern Australia. The main differences are 1) absence of unconformities, 2) alteration is albite-sericite-fuchsite-quartz rather than sericite-chlorite -quartz as at Coronation Hill, 3) absence of uranium, 4) absence of sulphides, tellurides, nickel and cobalt, 5) absence of graphite and arbon matter in stringers and altered rocks, 6) development of extensive fuchsite.

     (2)  Nesterovskoye Occurrence (65 deg. 13.7' N.Lat; 60 deg. 14.8' E. Lon.)

          The showing is exposed on a cirque face and is represented by a strong gold geochem anomaly about 200 x 300 meters in size on the plateau above the cirque. To date, 5 holes totalling 1200 meters have been completed in a section line across the anomaly.

          Mineralization occurs as layers of quartz-fuchsite-goldhosted in Ordovician sandstones and conglomerates. Values up to 180 g/t gold over 0.5 to 1.5 meters have been reported. Although similar to the Chudnoe occurrence, the mineralization contains mainly gold and only minor palladium.

     (3)  Samshitovoye Occurrence (65 deg. 14.7' N.Lat; 60 deg. 13.5' E. Lon.)

          The showing is located approximately one kilometre northwest of Chudnoe. It was identified during the 1980's as a result of a prominent gold anomaly and later investigated by six drill holes. To date, 6 drill holes totalling 565 meters have been completed, revealing a 17-metre overburden underlain by Ordovician sandstones, shales and conglomerates.

          Mineralization occurs as layers of quartz-fuchsite-goldhosted in Ordovician sandstones and conglomerates. Given the stratigraphic location of the mineralization, it appears likely to be similar to Nesterovskoye.

                                   SCHEDULE 2

SELLERS                                        Number of shares to be issued
-------                                        -----------------------------

DELTA CAPITAL                                                     1,200,000
OIL-IMPEX LIMITED                                                 1,200,000
GASINVEST LTD.                                                    1,200,000
LLOYDINVEST                                                       1,200,000
LANDA LTD.                                                        1,200,000
                                                                  ---------
                                                                  6,000,000
                                                                  ---------